 Contact:  Kleyton Parkhurst, SVP
 ePlus inc.
 investors@eplus.com
 703-984-8150

ePlus Reports Fiscal Third Quarter 2010 Results

HERNDON, VA – February 5, 2010 – ePlus inc. (Nasdaq Global Market: PLUS), a leading provider of technology solutions, today announced financial results for the third quarter of fiscal year 2010, which ended December 31, 2009.  Total revenue decreased 3.3% to $178.7 million, compared to $184.7 million in the third quarter of fiscal 2009.  Net earnings increased 18.0% to $2.3 million, compared to $2.0 million in the third quarter of fiscal 2009.  Earnings per share increased 12.5% to $0.27 per diluted share, compared to $0.24 per diluted share in the third quarter of fiscal year 2009.

On a sequential basis, the Company has recorded three consecutive quarters of revenue improvement.  Total revenue during the three months ended June 30, 2009 and September 30, 2009 was $152.4 million and $172.7 million, respectively.

The Company recorded a $4.0 million pre-tax goodwill impairment charge in the third quarter of fiscal year 2010 relating to its leasing reporting unit, compared to a $4.6 million pre-tax goodwill impairment charge in the third quarter of fiscal 2009 relating to its software procurement reporting unit.  On a non-GAAP basis, excluding impairment charges, non-GAAP net earnings totaled $4.6 million, or $0.54 per diluted share, as compared to non-GAAP net earnings of $4.6 million and $0.55 diluted earnings per share recorded in the third quarter of fiscal year 2009.

“Our fiscal third quarter results represent the third consecutive quarter of sequential revenue improvement, despite lingering economic challenges which have continued to create a difficult market for IT spending,” said Phillip G. Norton, Chairman, President and Chief Executive Officer. “We continue to maintain a strong balance sheet with ample liquidity including a cash position of more than $82 million.”

Sales of product and services totaled $163.2 million, a decrease of $8.4 million or 4.9%, compared to $171.6 million in the fiscal third quarter of 2009.  On a sequential basis, sales of product and services increased by $5.9 million or 3.8%, compared to $157.3 million in the fiscal second quarter of 2010.  The gross margin on product and services was 13.4% in the third quarter of 2010, compared to 14.8% in the same quarter last year and 14.6% in the fiscal second quarter of 2010.  The Company’s gross margin performance reflects the mix and volume of products sold and changes in incentives provided by suppliers.

Revenues generated in the financing business segment, which include primarily sales of leased equipment, lease revenues, and fee and other income, increased 20.7% to $13.5 million for the quarter ended December 31, 2009 as compared to the quarter ended December 31, 2008.  Higher segment revenues were driven by an increase in sales of leased assets to lessees.

Selling, general and administrative expenses, which includes professional and other fees, salaries and benefits, and general and administrative expenses, increased $0.5 million or 1.9%, to $25.9 million, compared to $25.5 million in the third quarter of fiscal year 2009.  The increase was primarily due to higher legal fees related to litigation in which the Company alleges defendants infringe on certain of its patents, which more than offset other expense reductions.  These types of cases are complex in nature, and are likely to have significant expenses associated with them in future periods.  Salaries and benefits decreased $0.7 million or 3.8%, to $18.8 million, due to a gradual reduction in headcount over the past year and reduced commission expenses.  General and administrative expenses decreased $0.5 million or 11.8%, to $3.8 million, due to the Company’s focused efforts to reduce or eliminate discretionary spending and improve productivity.

Interest and financing costs totaled $0.9 million, a decrease of $0.5 million or 33.9%, compared to $1.4 million in the fiscal third quarter of 2009.  Non-recourse notes payable decreased $26.6 million or 31.2%, to $58.5 million at December 31, 2009.  As of December 31, 2009, cash and cash equivalents totaled $82.1 million and shareholders’ equity of $184.5 million.

During the quarter, the Company invested $2.3 million to repurchase 145,266 shares at an average cost of $16.00 per share.  On a year-to-date basis, the Company has invested $2.6 million to repurchase 161,061 shares at an average cost of $15.91 per share.

Year-to-Date Results
For the nine months ended December 31, 2009, total revenue decreased 10.6% to $503.8 million, compared to $563.9 million for the same nine-month period last year.  Net earnings totaled $9.2 million, or $1.08 per diluted share, compared to $12.1 million, or $1.42 per diluted share, for the nine months ended December 31, 2008.  Total revenue for the nine months ended December 31, 2009 included $3.4 million of patent license and settlement income.  During the period, the Company recorded a $4.0 million goodwill impairment charge, as compared to a $4.6 million goodwill impairment charge in the prior fiscal year period.  Non-GAAP net earnings and diluted earnings per share both decreased 22% to $11.5 million and $1.35, respectively, as compared to non-GAAP net earnings of $14.8 million and $1.74 per diluted share, for the same period in the prior fiscal year.

Sales of product and services decreased $55.9 million or 10.8%, to $460.9 million, compared to $516.8 million for the nine months ended December 31, 2008.  The gross margin remained at 14%, the same as the prior fiscal year.

Revenues generated in the financing business segment, which include primarily sales of leased equipment, lease revenues, and fee and other income, declined 18.2% to $33.8 million for the nine months ended December 31, 2009 as compared to the nine months ended December 31, 2008.  The decline in revenues in the financing business segment is attributable to weakened demand for leasing, a reduction in lease assets on the balance sheet from prior sales of tranches of leases which generates less lease revenue, and a decline in sales of leased equipment which can vary from quarter to quarter based on the Company’s risk mitigation strategy.

Selling, general and administrative expenses, which include professional and other fees, salaries and benefits, and general and administrative expenses decreased $1.8 million or 2.4%, to $73.7 million, compared to $75.5 million for the nine months ended December 31, 2008.  The improvement reflects lower salaries and benefits and reduced general and administrative expenses due to the Company’s ongoing cost containment efforts.  These cost savings were offset, in part, by higher legal expenses and fees associated with last quarter’s patent litigation settlement and the ongoing patent litigation expenses.

Percentage changes stated throughout this press release are calculated on rounded numbers from the Company’s financial statements (which are stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and the Company’s Form 10-Q for the quarter ended December 31, 2009.  Copies are available via the Company’s website at:  http://www.eplus.com, via the SEC’s website at: http://www.sec.gov, or by contacting the Company.

Conference Call Information
ePlus will host a conference call at 10:30 am Eastern on Monday, February 8, 2010.  To participate in the call, please dial 877-870-9226 (international participants please dial 973-890-8320) and reference access code 53656451.  A live webcast will be available via the Company’s investor relations website at: www.eplus.com.

A replay of the teleconference will be accessible through midnight February 19, 2010.  To access the replay, please dial 706-645-9291 and reference access code 53656451.  The webcast will also remain available for replay via the Company’s investor relations page on its website.

Use of Non-GAAP Financial Information
In this release, ePlus discloses certain non-GAAP financial measures.  A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  ePlus uses the financial measures that are included in this news release in its internal evaluation and management of its business.  Management believes that these measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that ePlus uses and to better evaluate the Company’s ongoing business performance.  These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (GAAP), such as net income and earnings per share.  These non-GAAP measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the ePlus GAAP information to the pro forma information is provided in the table below.  We will also make available on the investor relations page of our website at www.eplus.com this press release, and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.
ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 625 associates in 20+ locations serving federal, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

 ePlus Reports Fiscal Third Quarter 2010 Results

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	As of	As of
	December 31,	March 31,
	2009	2009
ASSETS	(in thousands)

Cash and cash equivalents	$82,081	$107,788
Accounts receivable—net	108,332	82,734
Notes receivable	2,977	2,632
Inventories—net	11,606	9,739
Investment in leases and leased equipment—net	124,691	119,256
Property and equipment—net	2,317	3,313
Other assets	27,415	16,809
Goodwill	17,572	21,601
TOTAL ASSETS	$376,991	$363,872

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$5,842	$2,904
Accounts payable—trade	14,515	18,833
Accounts payable—floor plan	62,312	45,127
Accrued expenses and other liabilities	46,339	33,588
Income taxes payable	1,964	912
Recourse notes payable	102	102
Non-recourse notes payable	58,454	84,977
Deferred tax liability	2,957	2,957
Total Liabilities	192,485	189,400

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding
	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 11,879,879 issued and 8,303,164 outstanding at December 31, 2009 and 11,504,167 issued and 8,088,513 outstanding at March 31, 2009	119	115
Additional paid-in capital	83,157	80,055
Treasury stock, at cost, 3,576,715 and 3,415,654 shares, respectively	(39,792)	(37,229)
Retained earnings	140,667	131,452
Accumulated other comprehensive income—foreign currency translation adjustment	355	79
Total Stockholders' Equity	184,506	174,472
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$376,991	$363,872

 ePlus Reports Fiscal Third Quarter 2010 Results

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
	(amounts in thousands, except per share data)

Sales of product and services	$163,178	$171,557	$460,899	$516,807
Sales of leased equipment	-	-	2,276	3,447
	163,178	171,557	463,175	520,254

Lease revenues	12,957	10,361	29,916	34,197
Fee and other income	2,576	2,806	7,355	9,417
Patent license and settlement income	-	-	3,400	-
	15,533	13,167	40,671	43,614

TOTAL REVENUES	178,711	184,724	503,846	563,868

COSTS AND EXPENSES

Cost of sales, product and services	141,234	146,224	396,165	444,355
Cost of leased equipment	-	-	2,189	3,260
	141,234	146,224	398,354	447,615

Direct lease costs	2,581	3,636	8,271	11,263
Professional and other fees	3,313	1,577	7,787	5,930
Salaries and benefits	18,837	19,573	55,018	57,709
General and administrative expenses	3,797	4,307	10,927	11,896
Impairment of goodwill	4,029	4,644	4,029	4,644
Interest and financing costs	896	1,355	3,299	4,307
	33,453	35,092	89,331	95,749
TOTAL COSTS AND EXPENSES (1)(2)	174,687	181,316	487,685	543,364

EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,024	3,408	16,161	20,504

PROVISION FOR INCOME TAXES	1,708	1,446	6,946	8,429

NET EARNINGS	$2,316	$1,962	$9,215	$12,075

NET EARNINGS PER COMMON SHARE—BASIC	$0.27	$0.24	$1.11	$1.46
NET EARNINGS PER COMMON SHARE—DILUTED	$0.27	$0.24	$1.08	$1.42

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,388,795	8,264,115	8,289,776	8,271,616
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,554,247	8,404,352	8,504,966	8,518,419

(1) Includes amounts to related parties of $359 thousand and $277 thousand for the three months ended December 31, 2009 and December 31, 2008, respectively.
(2) Includes amounts to related parties of $920 thousand and $833 thousand for the nine months ended December 31, 2009 and December 31, 2008, respectively.

 ePlus Reports Fiscal Third Quarter 2010 Results

Non-GAAP Reconciliation
	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008

	(amounts in thousands, except per share data)

GAAP earnings before provision for income taxes as reported	$4,024	$3,408	$16,161	$20,504
Plus: Impairment of goodwill	4,029	4,644	4,029	4,644
Non-GAAP Earnings before provision for income taxes	8,053	8,052	20,190	25,148

Less: Non-GAAP Provision for income taxes [1]	3,414	3,414	8,682	10,336
Non-GAAP proforma net earnings	4,639	4,638	11,508	14,812

GAAP net earnings per common share -diluted	$0.27	$0.24	$1.08	$1.42
Non-GAAP proforma net earnings per common share-diluted	$0.54	$0.55	$1.35	$1.74

[1] Non-GAAP tax rate is calculated at the same tax rate as GAAP earnings